SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: June 21, 2005

                            Health Express USA, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Florida                     02-27569              65-0847995
           -------                     --------              ----------
 (State or other jurisdiction         (Commission          (IRS Employer
      of incorporation)              File Number)       Identification No.)

      1761 West Hillsboro Blvd., Suite 203
            Deerfield Beach, Florida                            33442
            ------------------------                            -----
    (Address of principal executive offices)                 (Zip code)


       Registrant's telephone number, including area code: (954) 570-5900
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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Health Express USA, Inc., a Florida corporation ("Health Express" or the "Company") entered into a Share Exchange Agreement, dated June 17, 2005, by and among the Company, CSI Business Finance, Inc. a Texas corporation ("CSI") and the shareholders of CSI (the "CSI Shareholders"). Pursuant to the Share Exchange Agreement, the CSI Shareholders exchanged with, and delivered to, the Company the issued and outstanding common stock of CSI in exchange for 100,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Health Express Series A Preferred Stock"). Each share of the Health Express Series A Preferred Stock is convertible into 19,500 shares of common stock of the Company. The shareholders transferred and exchanged the CSI Common Stock for the Health Express Series A Preferred Stock so that effectively after the conversion of the preferred stock, shares of common stock issued upon conversion of the preferred stock shall equal Ninety-Seven and One Half percent (97.5%) of the issued and outstanding shares of common stock of Health Express. As a result of the Share Exchange Agreement, CSI will become a wholly-owned subsidiary of the Company.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

 (c)     Exhibits


Exhibit             Description
Exhibit 99.1        Share Exchange Agreement, dated June 17, 2005, by and among the       Provided herewith
                    Health Express USA, Inc., CSI Business Finance, Inc. and the
                    shareholders of CSI Business Finance, Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              HEALTH EXPRESS USA, INC.

Date:    June 20, 2005                        By:  /s/ Douglas Baker
                                                   ---------------------------
                                              Name:    Douglas Baker
                                              Its:     Chief Executive Officer



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